Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13G filed by us with respect to the Common Shares of Novadaq Technologies Inc. is filed on behalf of each of us.

Date: September 10, 2012	H.I.G. ONCOGENEX, LLC
	By:	/s/ Richard Siegel
Authorized Signatory

H.I.G. VENTURE PARTNERS, L.P.
	By:	/s/ Richard Siegel
Authorized Signatory

H.I.G. VENTURE INVESTMENTS, L.P.
	By:	/s/ Richard Siegel
Authorized Signatory

H.I.G. VENTURE ADVISORS, L.L.C.
	By:	/s/ Richard Siegel
Authorized Signatory

H.I.G. VENTURE ASSOCIATES, L.P.
	By:	/s/ Richard Siegel
Authorized Signatory

H.I.G. GP II, INC.
	By:	/s/ Richard Siegel
Authorized Signatory

/s/ Aaron Davidson
AARON DAVIDSON

/s/ Sami W. Mnaymneh
SAMI W. MNAYMNEH

/s/ Anthony Tamer
ANTHONY TAMER